UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2005

PLAINS EXPLORATION & PRODUCTION COMPANY

(Exact name of registrant as specified in charter)

Delaware	33-0430755
(State of Incorporation)	(I.R.S. Employer Identification No.)

001-31470

(Commission File No.)

700 Milam, Suite 3100

Houston, Texas 77002

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (713) 579-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d2-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 14d2-2(b) under the Exchange Act (17 CFR 240. 13e-4(c))

Plains Exploration & Production Company

i

Items 2.02 and 7.01. Results of Operations and Financial Condition; Regulation FD Disclosure

On December 6, 2005 Plains Exploration & Production Company (the “Company”, “PXP”, “our”, “we” or “us”) announced that its Board of Directors has approved a $430 million capital budget for 2006 and has authorized a multi-year stock repurchase program of up to $500 million. The Company also announced operational and financial guidance for the full year 2006. The press release containing such announcements is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

In addition, in this Form 8-K the Company is furnishing pursuant to Items 2.02 and 7.01 its estimates of certain operating and financial results for the year ended December 31, 2006. In accordance with General Instruction B.2. of Form 8-K, the information presented under these Items 2.02 and 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Statement Regarding Forward-Looking Statements

This Report on Form 8-K includes forward-looking information regarding PXP that is intended to be covered by the safe harbor “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “will”, “would”, “should”, “plans”, “likely”, “expects”, “anticipates”, “intends”, “believes”, “estimates”, “thinks”, “may”, and similar expressions, are forward-looking statements. Although we believe that our expectations are based on reasonable assumptions, there are risks, uncertainties and other factors that could cause actual results to be materially different from those in the forward-looking statements. These factors include, among other things:

•	uncertainties inherent in the development and production of oil and gas and in estimating reserves;

•	unexpected difficulties in integrating our operations as a result of any significant acquisitions;

•	unexpected future capital expenditures (including the amount and nature thereof);

•	impact of oil and gas price fluctuations, including the impact on our earnings as a result of our derivative positions;

•	the effects of our indebtedness, which could adversely restrict our ability to operate, could make us vulnerable to general adverse economic and industry conditions, could place us at a competitive disadvantage compared to our competitors that have less debt, and could have other adverse consequences;

•	the effects of competition;

•	the success of our risk management activities;

•	the availability (or lack thereof) of acquisition or combination opportunities;

•	the impact of current and future laws and governmental regulations;

•	environmental liabilities that are not covered by an effective indemnity or insurance; and

•	general economic, market, industry or business conditions.

All forward-looking statements in this report are made as of the date hereof, and you should not place undue reliance on these statements without also considering the risks and uncertainties associated with these statements and our business that are discussed in this report and our other filings with the SEC. Moreover, although we believe the expectations reflected in the forward-looking statements are based upon reasonable assumptions, we can give no assurance that we will attain these expectations or that any deviations will not be material. Except for any obligation to disclose material information under the Federal securities laws, we do not intend to update these forward-looking statements and information. See Items 1 & 2. – “Business and Properties – Risk Factors” and Item 7. – “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Policies and Factors That May Affect Future Results” in our Annual Report on Form 10-K for the year ended December 31, 2004 for additional discussions of risks and uncertainties.

Disclosure of Full Year 2006 Estimates

The following table and accompanying notes reflect current estimates of certain results for the full year 2006 for Plains Exploration & Production Company. These estimates are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management’s assumptions and our future performance are both subject to a wide range of business risks and uncertainties and there is no assurance that these goals and estimates can or will be met. Any number of factors could cause actual results to differ materially from those in the following table and accompanying notes, including but not limited to the factors discussed above. The estimates set forth below are given as of the date hereof only based on information available as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements. Further information on risks and uncertainties is available in our filings with the Securities and Exchange Commission (“SEC”), and we encourage you to review such filings.

Plains Exploration & Production Company

Full Year 2006 Operating and Financial Guidance

Year Ended December 31, 2006
Estimated Production Volumes (MBOE/day)
Barrels of oil equivalent produced	70.0 - 80.0
Production used in steam operations	3.0
Production volumes sold (see Note 1)	67.0 - 77.0

% Oil	87%
% Gas	13%

Price Realization % of Index (unhedged)
Oil - NYMEX	83% - 87%
Gas - Henry Hub	96% - 100%

Production Costs per BOE (1)
Lease operating expenses	$6.50 - $7.25
Steam gas costs (2)	$3.20 - $3.60
Electricity	$1.70 - $1.90
Production and ad valorem taxes	$1.00 - $1.20
Gathering and transportation	$0.40 - $0.50

Steam Gas Purchased Volumes
MMBtu per day	23,000 - 26,000

Oil & Gas Depreciation, Depletion and Amortization per BOE (3)	$7.00

General and administrative expenses ($ in thousands)
Cash	$55,000 - $60,000
Stock based compensation (excluding stock appreciation rights—see Note 4)	$15,000 - $17,000

Book Tax Rate
Current	12%
Deferred	28%
Total	40%

Weighted Average Equivalent shares outstanding (in thousands)
Basic	78,600
Diluted	79,300

Capital Expenditures ($ in thousands)
Operational Capital	$400,000
Capitalized G&A and Interest	$30,000

(1)	Production costs per BOE are calculated using production volumes sold
(2)	Steam gas costs are calculated based on the purchased volumes burned at a base Henry Hub index price of $10.00 per MMBtu. At an index price of $8.00 per MMBtu steam gas costs would be $2.55 - $2.95 per BOE and at an index price of $6.00 per MMBtu steam gas costs would be $1.90 - $2.30 per BOE.
(3)	Oil and gas DD&A per BOE is the current 2005 rate which will be adjusted based on year-end 2005 reserve volumes.

Plains Exploration & Production Company

Notes to Operating and Financial Guidance

Note 1—Production Estimates

Production estimates are based on historical operating performance and our 2006 capital budget and assume that market demand and prices for oil and gas will continue at levels that allow for profitable production of these products. Estimated volumes from exploitation/exploration drilling are based on our risked assessment of the projects. Production estimates include the impact of downtime based on historical trends. Due to the high volume production from certain of our oil and gas wells, downtime resulting from operational, weather and other issues make production volatile and could cause our production to be lower than the estimated levels.

In September 2005 the Emerging Issues Task Force issued Issue No. 04-13 (“EITF 04-13”), “Accounting for Purchases and Sales of Inventory with the Same Counterparty” which will change how we account for gas that we produce and exchange with a third party for gas to be delivered and utilized as fuel in our thermal recovery operations in California. The adoption of EITF 04-13 will require that purchases and sales under buy/sell transactions which were recorded gross as steam gas costs and gas revenues be recorded net in steam gas costs. EITF 04-13 will reduce gross revenues, gas sales volumes and steam gas costs, but will not change net income or cash flow. We will adopt EITF 04-13 effective January 1, 2006.

To illustrate the impact of the adoption of EITF 04-13 on our reported revenues and sales volumes, we have provided guidance estimates for production volumes, gas volumes to be used in thermal recovery operations and net sales volumes for which we will record revenues.

Note 2—Estimated Oil and Gas Price Differentials

As is customary in the oil and gas industry our realized wellhead oil and gas prices are lower than the NYMEX index level as a result of area and quality differentials. During 2006 we estimate that our oil price realization will be approximately 83% - 87% of the NYMEX index price. A significant portion of our crude oil production in California is sold under contracts that provide for pricing based on a fixed percentage of the NYMEX crude oil price for each type of crude oil sold under the contract. Consequently, the actual price received under the contracts will vary with the production mix. While the sales contracts do not reduce our exposure to price volatility, they do effectively eliminate the basis differential risk between the NYMEX price and the field price of our production, thereby facilitating the ability to effectively hedge our realized price.

Approximately 84% of our gas production is sold monthly off of industry recognized, published index pricing. The remaining 16% is priced daily on the spot market. Fluctuations between the two pricing mechanisms can significantly impact the overall differential to the Henry Hub price.

Note 3—Production Costs

Production costs include the costs necessary to operate our producing properties. Actual expenses may vary from the estimates provided due to the actual level of repair and workover activity, increases in costs for materials and services, electricity, fuel and other factors. Per unit costs will increase if production is less than anticipated due to the fixed expense component of our production costs that does not decrease if production levels decline. Production costs will vary from quarter to quarter depending on the level of repair and workover activity, production levels and other factors.

The steam gas cost component of our production costs consists of:

•	the cost of gas purchased from third parties, (excluding gas received in connection with exchange agreements as discussed in Note 1), and
•	transportation and exchange fees for gas that we produce and exchange with a third party for gas to be delivered to our thermal recovery operations.

During 2006, we expect to purchase 23,000 – 26,000 MMBtu per day from third parties to utilize in our steam operations.

During 2006, we estimate that we will exchange or directly burn 19,000 MMBtu per day of our production for gas to be delivered and utilized in our steam operations. As discussed in Note 1, the adoption of EITF 04-13 will change the way we account for exchange gas volumes in 2006. In prior periods, gas revenues and purchase costs were recorded gross in our income statement for the exchange gas volumes. Under the provisions of EITF 04-13, the net cost of the exchange gas will be reflected in steam gas costs. The cost of exchange gas consists primarily of transportation and exchange fees. This accounting change will reduce our 2006 reported steam gas cost and gas revenues from prior historical periods, but will not change gross margin or net income. We expect to incur $0.30 per MMBtu for the exchange gas in 2006.

Production and ad valorem taxes include (1) ad valorem taxes that are assessed on an annual basis based on the property value determined by the taxing authority and (2) production and severance taxes that vary depending on production levels and product prices. The taxes on our California properties consist primarily of ad valorem based taxes. Production taxes included in the estimates provided were calculated assuming a Henry Hub natural gas price of $10.00 per MMBtu and a NYMEX oil price of $60.00 per barrel.

Note 4—Stock Appreciation Rights and Noncash Compensation Expense

We will adopt Statement of Financial Accounting Standards No. 123R, “Share-Based Payment” (“SFAS 123R”) effective January 1, 2006. SFAS 123R requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. SFAS 123R covers a wide range of share-based compensation arrangements including stock options, restricted stock plans, performance-based awards, stock appreciation rights, and employee stock purchase plans. SFAS 123R replaces FASB Statement No. 123, “Accounting for Stock-Based Compensation,” and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB 25”).

Prior to the adoption of SFAS 123R, we accounted for stock based compensation utilizing the intrinsic value method pursuant to APB 25. Accordingly, we have historically recognized compensation expense for our SARs, restricted stock and restricted stock units. Although we have not completed our analysis, we believe SFAS 123R will have generally little impact on our accounting for restricted stock and restricted stock units. The primary impact will be to change the amount of compensation cost that we will report each period for SARs. Under SFAS 123R, our SARs will be remeasured to fair value each reporting period until the award is settled. We will calculate fair value utilizing an option pricing model. The final expense recognized at settlement under either accounting method will equal the cash payment to settle the SAR.

The G&A estimates provided exclude any expense related to stock appreciation rights, because we are unable to predict changes in our stock price and the impact to the fair value of the SARs. As of October 31, 2005 we had approximately 2.9 million SARs outstanding with an average exercise price of $16.27. We will incur cash expenditures as SARs are exercised, but our common shares outstanding will not increase.

The G&A estimates provided include noncash compensation expense, primarily related to restricted stock and restricted stock units granted to officers, directors and employees of the Company.

Note 5—DD&A – Oil and Gas

Our current DD&A rate is approximately $7.00 per BOE. The 2006 DD&A rate will be adjusted based on year-end 2005 proved reserve volumes. The DD&A rate is dependent upon our estimate of proved reserves including future development and abandonment costs as well as our level of capital spending. If the estimates of proved reserves decline, the rate at which we record DD&A expense increases, reducing our net income. This decline may result from lower oil and gas prices, which may make it uneconomic for us to drill and produce some of our reserves. In addition, increases in costs required to develop our reserves would increase the rate at which we record DD&A expense. We are unable to predict changes in future development costs as such costs are dependent on the success of our exploration and development program, as well as future economic conditions.

Note 6—Interest Expense

Our interest expense will consist of interest on:

1.	$275 million of 8.75% Senior Subordinated Notes due 2012. Interest expense for this debt for the year ended December 31, 2006 will be $23.9 million including amortization of related premium.
2.	$250 million of 7.125% Senior Notes due 2014. Interest expense for this debt for the year ended December 31, 2006 will be $17.9 million including amortization of related discount.
3.	Amounts outstanding under our $750 million revolving credit facility. The revolving credit facility provides for grid pricing at LIBOR or Prime at our option plus a margin based on the percentage of the borrowing base then being utilized as follows:

	Less than 40%	40% to 74%	75% to 89%	>= 90%
LIBOR loans	1.000%	1.250%	1.500%	1.750%
Prime loans	0.000%	0.000%	0.250%	0.500%
Commitment fees	0.250%	0.375%	0.375%	0.500%

4.	The cost of the put options that we acquired in 2005 to establish floors for 2006 and 2007 oil production will be paid when the options are settled. Interest expense in 2006 related to the cost of such options will be $6.7 million.
5.	Interest expense will be reduced by capitalized interest. Interest is capitalized on oil and natural gas properties not subject to amortization and in the process of development. We estimate we will capitalize approximately $5.0 million of interest for the year ended December 31, 2006.

Note 7—Book Tax Rate

We estimate that our total tax rate will be approximately 40%, consisting of a deferred tax rate of 28% and a currently payable rate of 12%. The actual rate may vary from the estimates provided due to changes in estimated capital expenditures, production levels, product prices and other factors. Our deferred and current tax rates are based on current estimates of taxable income assuming a Henry Hub natural gas price of $10.00 per MMBtu and a NYMEX oil price of $60.00 per barrel.

Note 8—Weighted Average Equivalent Shares Outstanding

Estimated basic shares outstanding are based on shares outstanding on October 31, 2005. Estimated diluted shares are based on basic shares outstanding plus restricted stock, restricted stock units and stock options utilizing the treasury stock method. Because stock appreciation rights are payable in cash rather than stock, they are not a common stock equivalent and are not included in the earnings per share calculation. Estimated shares outstanding do not include an estimate of shares that may be acquired under our stock repurchase program.

Note 9—Write-downs Under Full Cost Ceiling Test Rules

Under the SEC’s full cost accounting rules, we review the carrying value of our proved oil and gas properties at the end of each quarter. Under these rules, capitalized costs of proved oil and gas properties (net of accumulated DD&A and deferred income taxes) may not exceed a “ceiling” equal to the present value (discounted at 10%) of estimated future cash flows from proved oil and gas reserves of such properties (including the effect of any derivatives that are designated as a hedge and that qualify for hedge accounting) reduced by future operating expenses, development expenditures and abandonment costs (net of salvage values) and estimated future income taxes. The rules require that we price our future oil and gas production at the prices in effect at the end of each fiscal quarter and require a write-down if our capitalized costs exceed the “ceiling” even if prices decline for only a short period of time. We have had no write downs due to these ceiling test limitations since 1998. Given the volatility of oil and gas prices, it is likely that our estimate of discounted future net revenues from proved oil and gas reserves will change in the near term. If oil and gas prices decline significantly in the future, even if only for a short period of time, write-downs of our oil and gas properties could occur. Write-downs required by these rules do not directly impact our cash flows from operating activities.

Note 10—Goodwill

In a business purchase transaction goodwill represents the excess of the purchase price plus liabilities assumed, including deferred taxes recorded in connection with the acquisition, over the estimated fair market value of the tangible net assets acquired. In our acquisitions of 3TEC Energy and Nuevo, goodwill totaled $173 million and represented 6% of our total assets at September 30, 2005.

Goodwill is not amortized, but instead must be tested at least annually for impairment by applying a fair-value based test. Goodwill is deemed impaired to the extent of any excess of its carrying amount over the residual fair-value of the reporting unit. Any impairment could significantly reduce earnings during the period in which the impairment occurs, and would result in a corresponding reduction to goodwill and stockholders’ equity. The most significant factors that could result in the impairment of our goodwill would be significant declines in oil and gas prices and/or reserve volumes, which would result in a decline in the fair value of our oil and gas properties. Write-downs required by these rules do not directly impact our cash flows from operating activities.

Note 11—Derivative Instruments and Hedging Activities

We use various derivative instruments to manage our exposure to commodity price risk on sales of oil and gas production. We do not enter into derivative instruments for speculative trading purposes. The foregoing financial guidance does not include assumptions or projections with respect to potential gains or losses related to changes in fair value recognized pursuant to SFAS 133 for derivative instruments that do not qualify for hedge accounting or that are not designated as hedges, as there is no accurate way to forecast these potential gains or losses. Absent a stable oil and gas price environment, the potential gains or losses related to SFAS 133 are likely to materially change reported net income and increase the volatility of reported net income due to non-cash mark-to-market gains or losses.

All derivative instruments are recorded on the balance sheet at fair value. Our derivatives do not qualify or have not been designated as hedges, accordingly, the changes in fair value, both realized and unrealized, are recognized currently in our income statement as gain (loss) on mark-to-market derivative contracts. Cash flow is only impacted to the extent the actual settlements under the contracts result in making or receiving a payment from the counterparty.

Certain derivatives that were designated as hedges of 2006 production have been terminated or de-designated. In 2006 $145.8 million of net pre-tax deferred losses associated with these derivatives will be reclassified from Accumulated Other Comprehensive Income and recognized as a non-cash reduction to our oil revenues.

The oil and gas derivative positions included in the table below reflect contracts in place for 2006, 2007 and 2008 as of the date of this report. Location and quality differentials attributable to our properties and the cost of crude oil option premiums of $4.91 per barrel in 2006 and $5.57 per barrel in 2007 are not included in the derivative prices.

Period	Commodity	Instrument Type	Daily Volumes	Average Price	Index

Sales of Production

Not Qualified for Hedge Accounting

2006
Jan - Dec	Crude oil	Put options	50,000 /Bbls	$55.00 Strike price	WTI

2007

$25.00 Floor-
Jan - Dec	Crude oil	Collar	22,000 /Bbls	$34.76 Ceiling	WTI
Jan - Dec	Crude oil	Put options	50,000 /Bbls	$55.00 Strike price	WTI

2008
$25.00 Floor-
Jan - Dec	Crude oil	Collar	22,000 /Bbls	$34.76 Ceiling	WTI

Purchases of Natural Gas

Not Qualified for Hedge Accounting
2006
Jan - Dec	Natural gas	Call options	30,000 /MMBtu	$12.00	Socal

Item 8.01 Other Events

Stock Repurchase Program

On December 6, 2005 PXP announced that its Board of Directors has authorized a stock repurchase program permitting PXP to repurchase up to $500 million of its common stock. The shares will be repurchased from time to time in open market transactions or privately negotiated transactions at the Company’s discretion, subject to market conditions and other factors. The Company expects that the funds for these purchases will come primarily from cash flow in excess of capital investments.

Indenture Amendments

Additionally, on December 1, 2005, PXP entered into an amendment to each of its (i) Amended Restated Indenture dated as of June 18, 2004, among PXP, the Subsidiary Guarantors and JPMorgan Chase Bank, National Association as Trustee regarding PXP’s 8 3/4% Senior Subordinated Notes due 2012, and (ii) Indenture dated as of June 30, 2004, among PXP, the Subsidiary Guarantors and Wells Fargo Bank, N.A. as Trustee regarding PXP’s 7 1/8% Senior Notes due 2014 (together, the “Indentures”). Each of the amendments clarifies an ambiguity in the definition of Consolidated Net Income which, if not cured, results in an inconsistency in the treatment of unrealized non-cash gains or losses in respect of different types of hedging engaged in by the Company. Such inconsistency affects, among other things, the Limitations on Restricted Payments covenant in the Indentures. The amendments to each of the Indentures are filed herewith as Exhibits 4.01 and 4.02 and are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit 4.01	–	First Amendment to Amended and Restated Indenture dated as of June 18, 2004, among PXP, the Subsidiary Guarantors, and JPMorgan Chase Bank, National Association as Trustee, dated as of December 1, 2005.

Exhibit 4.02	–	First Amendment to Indenture dated as of June 30, 2004, among PXP, the Subsidiary Guarantors and Wells Fargo Bank, N.A. as Trustee, dated as of December 1, 2005.

Exhibit 99.1	–	Press Release dated December 6, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS EXPLORATION & PRODUCTION COMPANY

Date: December 6, 2005	/s/ Cynthia A. Feeback
Cynthia A Feeback Vice President, Controller and Chief Accounting Officer